EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)

Media and Investors
Elizabeth M. Ivers
(713) 651-7132

EOG RESOURCES REPORTS FIRST QUARTER 2010 RESULTS

  Total Company Crude Oil Production Increased 25 Percent Year-Over-Year
  On Track to Achieve 13 Percent Total Company Production Growth in 2010
  Realizing Strong, Consistent Results from Horizontal Crude Oil Plays

FOR IMMEDIATE RELEASE: Monday, May 3, 2010

HOUSTON - EOG Resources, Inc. (EOG) today reported first quarter 2010 net income of $118.0 million, or $0.46 per share. This compares to first quarter 2009 net income of $158.7 million, or $0.63 per share.

The results for the first quarter 2010 included a $16.6 million ($9.9 million after tax, or $0.04 per share) revision in the estimated fair value of a contingent consideration liability associated with a previously disclosed acquisition of unproved acreage and a previously disclosed non-cash net gain of $7.8 million ($5.0 million after tax, or $0.02 per share) on the mark-to-market of financial commodity transactions. During the quarter, the net cash inflow related to financial commodity contracts was $23.0 million ($14.7 million after tax, or $0.06 per share). Consistent with some analysts' practice of matching realizations to settlement months, and making certain other adjustments in order to exclude one-time items, adjusted non-GAAP net income for the quarter was $117.8 million, or $0.46 per share. Adjusted non-GAAP net income for the first quarter 2009 was $132.7 million, or $0.53 per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income to GAAP net income.)

Operational Highlights and Targets

Driven primarily by production growth from its North Dakota Bakken and Fort Worth Basin Barnett Combo crude oil operations, EOG reported a 25 percent increase in crude oil production compared to the first quarter 2009.

During the latter part of the first quarter, EOG began completing wells in the North Dakota Bakken following its winter drilling-only program. In the Parshall Field, the Van Hook 11-02H, in which EOG has 68 percent working interest, began production at 1,565 barrels of oil per day (Bopd). Also drilled in the Parshall Field, the Fertile 13-18H and Austin 23-32H began producing at 1,153 and 955 Bopd, respectively. EOG has 92 and 46 percent working interest in the wells, respectively. Outside of the Parshall Field in the Bakken Lite in Mountrail County, EOG drilled the Sidonia 18-14, which commenced production at 719 Bopd. EOG has 97 percent working interest in the well. EOG is operating 12 drilling rigs on its 580,000 net acre position in the North Dakota Bakken where it expects to average 32,500 barrels of oil equivalent per day (Boepd), net in 2010.

EOG completed several multi-well patterns in the Fort Worth Basin Barnett Combo using enhanced completion techniques. In Montague County, the three-well pattern of Alamo A Unit #1H, #2H and #3H was drilled on 55-acre spacing. The wells, in which EOG has 97 percent working interest, began production at a combined rate of over 900 Bopd with 2.4 million cubic feet of natural gas per day (MMcfd). Further assessing recovery efficiencies in one of the thickest parts of the formation in Cooke County, the Settle B# 1H was drilled horizontally in an area that had previously been tested with vertical wells. With an initial production rate of 1,852 Bopd and 3.7 MMcfd of liquids-rich natural gas, it is EOG's best well to date in the Barnett Combo. The successful test, in which EOG has 97 percent working interest, has set up new horizontal locations on its eastern acreage limits of Cooke County.

In the South Texas Eagle Ford where EOG holds 505,000 net acres in the mature oil window, the Harper Unit #4H was completed to sales in Karnes County. The well, the 17th that EOG has drilled across a six-county area in the play, began production at a rate of 602 Bopd with 650 thousand cubic feet per day of natural gas. EOG has 100 percent working interest in the well. To date, EOG's initial production results in the play are consistent with the average well commencing production at an approximate 800 Bopd rate. EOG is operating a six-rig drilling program in the Eagle Ford and plans to significantly increase production in 2011.

In the Mid-Continent Cleveland Play where EOG had previously drilled vertical wells, it is now developing its 60,000-acre position with horizontal drilling and enhanced completion technology at economic rates of return. Recoverable reserves per well in this play have increased by a factor of four. In Lipscomb County, the Appel 438 #5H and #6H recently began producing at 1,000 and 840 Bopd with 2.5 and 1.0 MMcfd, respectively. EOG has 100 percent working interest in the wells.

"An overview of EOG's first quarter results reflect our progress in developing crude oil and natural gas liquids from our cadre of horizontal oil plays," said Mark G. Papa, Chairman and Chief Executive Officer. "With the strong liquids production growth that EOG is delivering, we are on track both to achieve our goal of total crude oil and natural gas liquids growth of 47 percent this year and further increase the liquids weighting of our production portfolio. We continue to target total company organic production growth of 13 percent for 2010."

Capital Structure

At March 31, 2010, EOG's total debt outstanding was $2,797 million for a debt-to-total capitalization ratio of 22 percent. Taking into account cash on the balance sheet of $230 million, at the end of the quarter EOG's net debt was $2,567 million and the net debt-to-total capitalization ratio was 20 percent. (Please refer to the attached tables for the reconciliation of net debt (non-GAAP) to current and long-term debt (GAAP) and the reconciliation of net debt-to-total capitalization ratio (non-GAAP) to debt-to-total capitalization ratio (GAAP).) To maintain a strong balance sheet with a low net debt-to-total capitalization ratio, EOG's goal is to generate cash proceeds by selling select North American natural gas producing assets or considering a joint venture transaction on certain natural gas shale properties by year-end 2010.

"EOG has a multi-year, high rate-of-return, liquids-rich drilling inventory. We plan to execute our drilling program and achieve our production growth targets while maintaining a strong balance sheet, with a net debt-to-total capitalization ratio at or below 25 percent. Given our liquids-driven total company production growth targets for the next three years of 13 percent, 19 percent and 21 percent combined with current NYMEX strip prices, we expect to be in a free cash flow position in 2012," Mr. Papa said.

Conference Call Scheduled for May 4, 2010

EOG's first quarter 2010 results conference call will be available via live audio webcast at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) on Tuesday, May 4, 2010. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through May 18, 2010.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release, including the accompanying forecast and benchmark commodity pricing information, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

  the timing and extent of changes in prices for natural gas, crude oil and related commodities;
  changes in demand for natural gas, crude oil and related commodities, including ammonia and methanol;
  the extent to which EOG is successful in its efforts to discover and market reserves and to acquire natural gas and crude oil properties;
  the extent to which EOG can optimize reserve recovery and economically develop its plays utilizing horizontal and vertical drilling and advanced completion technologies;
  the extent to which EOG is successful in its efforts to economically develop its acreage in, and to produce reserves and achieve anticipated production levels from, its existing and future natural gas and crude oil exploration and development projects, given the risks and uncertainties inherent in drilling, completing and operating natural gas and crude oil wells and the potential for interruptions of production, whether involuntary or intentional as a result of market or other conditions;
  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;
  the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights of way;
  changes in government policies, laws and regulations, including environmental and tax laws and regulations;
  competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;
  EOG's ability to obtain access to surface locations for drilling and production facilities;
  the extent to which EOG's third-party-operated natural gas and crude oil properties are operated successfully and economically;
  EOG's ability to effectively integrate acquired natural gas and crude oil properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;
  weather, including its impact on natural gas and crude oil demand, and weather-related delays in drilling and in the installation and operation of production, gathering, processing, compression and transportation facilities;
  the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
  EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all;
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
  the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
  political developments around the world, including in the areas in which EOG operates;
  the extent and effect of any hedging activities engaged in by EOG;
  the timing and impact of liquefied natural gas imports;
  the use of competing energy sources and the development of alternative energy sources;
  the extent to which EOG incurs uninsured losses and liabilities;
  acts of war and terrorism and responses to these acts; and
  the other factors described under Item 1A, "Risk Factors," on pages 14 through 19 of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Effective January 1, 2010, the United States Securities and Exchange Commission (SEC) now permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). As noted above, statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Net Operating Revenues	$1,370.7	$1,158.2
Net Income	$118.0	$158.7
Net Income Per Share
Basic	$0.47	$0.64
Diluted	$0.46	$0.63
Average Number of Shares Outstanding
Basic	250.4	248.0
Diluted	253.9	250.2

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Net Operating Revenues
Natural Gas	$676,982	$567,578
Crude Oil, Condensate and Natural Gas Liquids	509,189	200,328
Gains on Mark-to-Market Commodity Derivative Contracts	7,803	351,383
Gathering, Processing and Marketing	171,943	37,842
Other, Net	4,776	1,078
Total	1,370,693	1,158,209
Operating Expenses
Lease and Well	165,992	145,506
Transportation Costs	88,711	68,862
Gathering and Processing Costs	15,661	17,713
Exploration Costs	51,197	49,623
Dry Hole Costs	23,077	2,994
Impairments	69,595	65,471
Marketing Costs	168,764	31,953
Depreciation, Depletion and Amortization	431,906	389,329
General and Administrative	60,423	57,946
Taxes Other Than Income	75,465	47,400
Total	1,150,791	876,797

Operating Income	219,902	281,412

Other Income, Net	2,683	1,739

Income Before Interest Expense and Income Taxes	222,585	283,151

Interest Expense, Net	25,428	18,376

Income Before Income Taxes	197,157	264,775

Income Tax Provision	79,142	106,065

Net Income	$118,015	$158,710

Dividends Declared per Common Share	$0.155	$0.145

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Wellhead Volumes and Prices
Natural Gas Volumes (MMcfd) (A)
United States	1,043	1,193
Canada	211	230
Trinidad	351	263
Other International (B)	16	16
Total	1,621	1,702

Average Natural Gas Prices ($/Mcf) (C)
United States	$5.24	$4.06
Canada	5.22	4.43
Trinidad	2.51	1.32
Other International (B)	4.28	6.03
Composite	4.64	3.71

Crude Oil and Condensate Volumes (MBbld) (A)
United States	54.1	44.9
Canada	5.8	3.2
Trinidad	3.8	3.0
Other International (B)	0.1	0.1
Total	63.8	51.2

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$73.29	$33.24
Canada	73.27	37.11
Trinidad	66.45	33.45
Other International (B)	71.37	46.71
Composite	72.87	33.51

Natural Gas Liquids Volumes (MBbld) (A)
United States	23.7	21.7
Canada	0.9	1.1
Total	24.6	22.8

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$46.64	$22.12
Canada	45.78	25.52
Composite	46.61	22.29

Natural Gas Equivalent Volumes (MMcfed) (D)
United States	1,509	1,593
Canada	251	255
Trinidad	374	281
Other International (B)	17	17
Total	2,151	2,146

Total Bcfe (D)	193.6	193.1

(A)	Million cubic feet per day or thousand barrels per day, as applicable.
(B)	Other International includes EOG's United Kingdom and China operations.
(C)	Dollars per thousand cubic feet or per barrel, as applicable.
(D)	Million cubic feet equivalent per day or billion cubic feet equivalent, as applicable; includes natural gas, crude oil and condensate and natural gas liquids. Natural gas equivalents are determined using the ratio of 6.0 thousand cubic feet of natural gas to 1.0 barrel of crude oil and condensate or natural gas liquids. Bcfe is calculated by multiplying the MMcfed amount by the number of days in the period and then dividing that amount by one thousand.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	March 31,	December 31,
	2010	2009

ASSETS
Current Assets
Cash and Cash Equivalents	$230,084	$685,751
Accounts Receivable, Net	869,042	771,417
Inventories	313,067	261,723
Assets from Price Risk Management Activities	9,644	20,915
Income Taxes Receivable	42,230	37,009
Deferred Income Taxes	5,133	-
Other	76,657	62,726
Total	1,545,857	1,839,541

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	25,725,200	24,614,311
Other Property, Plant and Equipment	1,417,663	1,350,132
Total Property, Plant and Equipment	27,142,863	25,964,443
Less: Accumulated Depreciation, Depletion and Amortization	(10,325,928)	(9,825,218)
Total Property, Plant and Equipment, Net	16,816,935	16,139,225
Other Assets	146,276	139,901
Total Assets	$18,509,068	$18,118,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$1,134,286	$979,139
Accrued Taxes Payable	90,182	92,858
Dividends Payable	38,765	36,286
Liabilities from Price Risk Management Activities	40,340	27,218
Deferred Income Taxes	20,652	35,414
Current Portion of Long-Term Debt	37,000	37,000
Other	131,784	137,645
Total	1,493,009	1,345,560

Long-Term Debt	2,760,000	2,760,000
Other Liabilities	635,239	632,652
Deferred Income Taxes	3,455,903	3,382,413
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 640,000,000 Shares Authorized:
253,120,631 Shares Issued at March 31, 2010 and
252,627,177 Shares Issued at December 31, 2009	202,531	202,526
Additional Paid In Capital	620,367	596,702
Accumulated Other Comprehensive Income	405,234	339,720
Retained Earnings	8,945,648	8,866,747
Common Stock Held in Treasury, 118,897 Shares at March 31, 2010
and 118,525 Shares at December 31, 2009	(8,863)	(7,653)
Total Stockholders' Equity	10,164,917	9,998,042
Total Liabilities and Stockholders' Equity	$18,509,068	$18,118,667

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2010	2009
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$118,015	$158,710
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	431,906	389,329
Impairments	69,595	65,471
Stock-Based Compensation Expenses	22,494	26,407
Deferred Income Taxes	36,695	83,215
Other, Net	(277)	(652)
Dry Hole Costs	23,077	2,994
Mark-to-Market Commodity Derivative Contracts
Total Gains	(7,803)	(351,383)
Realized Gains	22,960	310,964
Excess Tax Benefits from Stock-Based Compensation	-	(4,688)
Other, Net	2,505	2,940
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(95,770)	156,926
Inventories	(53,312)	(22,896)
Accounts Payable	147,632	(352,622)
Accrued Taxes Payable	(3,790)	19,166
Other Assets	(13,494)	1,430
Other Liabilities	(5,554)	(18,070)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	(74,592)	138,598
Net Cash Provided by Operating Activities	620,287	605,839

Investing Cash Flows
Additions to Oil and Gas Properties	(1,063,390)	(822,583)
Additions to Other Property, Plant and Equipment	(61,483)	(65,013)
Proceeds from Sales of Assets	3,766	447
Changes in Components of Working Capital Associated with
Investing Activities	74,322	(138,532)
Other, Net	7,107	554
Net Cash Used in Investing Activities	(1,039,678)	(1,025,127)

Financing Cash Flows
Net Commercial Paper and Uncommitted Credit Facility Borrowings	-	208,100
Dividends Paid	(36,289)	(33,491)
Excess Tax Benefits from Stock-Based Compensation	-	4,688
Treasury Stock Purchased	(5,347)	(4,904)
Proceeds from Stock Options Exercised	5,277	1,152
Other, Net	270	(66)
Net Cash (Used in) Provided by Financing Activities	(36,089)	175,479

Effect of Exchange Rate Changes on Cash	(187)	(2,288)

Decrease in Cash and Cash Equivalents	(455,667)	(246,097)
Cash and Cash Equivalents at Beginning of Period	685,751	331,311
Cash and Cash Equivalents at End of Period	$230,084	$85,214

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME (NON-GAAP)
TO NET INCOME (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month periods ended March 31, 2010 and 2009 reported Net Income (GAAP) to reflect actual net cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market gains from these transactions and to eliminate the change in the estimated fair value of a contingent consideration liability related to EOG's previously disclosed acquisition of Haynesville and Bossier Shale unproved acreage. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended
	March 31,
	2010	2009

Reported Net Income (GAAP)	$118,015	$158,710

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Gains	(7,803)	(351,383)
Realized Gains	22,960	310,964
Subtotal	15,157	(40,419)

After Tax MTM Impact	9,704	(26,010)

Less: Change in Fair Value of Contingent Consideration Liability, Net of Tax	(9,933)	-

Adjusted Net Income (Non-GAAP)	$117,786	$132,700

Net Income Per Share (GAAP)
Basic	$0.47	$0.64
Diluted	$0.46	$0.63

Adjusted Net Income Per Share (Non-GAAP)
Basic	$0.47	$0.54
Diluted	$0.46	$0.53

Average Number of Shares
Basic	250,370	247,991
Diluted	253,869	250,204

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW (NON-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month periods ended March 31, 2010 and 2009 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Excess Tax Benefits from Stock-Based Compensation, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG management uses this information for comparative purposes within the industry.

	Three Months
	Ended March 31,
	2010	2009

Net Cash Provided by Operating Activities (GAAP)	$620,287	$605,839

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	45,683	44,471
Excess Tax Benefits from Stock-Based Compensation	-	4,688
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	95,770	(156,926)
Inventories	53,312	22,896
Accounts Payable	(147,632)	352,622
Accrued Taxes Payable	3,790	(19,166)
Other Assets	13,494	(1,430)
Other Liabilities	5,554	18,070
Changes in Components of Working Capital Associated
with Investing and Financing Activities	74,592	(138,598)

Discretionary Cash Flow (Non-GAAP)	$764,850	$732,466

EOG RESOURCES, INC.
SECOND QUARTER AND FULL YEAR 2010 FORECAST AND BENCHMARK COMMODITY PRICING

    (a) Second Quarter and Full Year 2010 Forecast

The forecast items for the second quarter and full year 2010 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. This forecast replaces and supersedes any previously issued guidance or forecast.

    (b) Benchmark Commodity Pricing

EOG bases United States and Canada natural gas price differentials upon the natural gas price at Henry Hub, Louisiana using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.

EOG bases United States, Canada and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.

		ESTIMATED RANGES
		(Unaudited)
		2Q 2010			Full Year 2010
Daily Production
Natural Gas Volumes (MMcfd)
	United States	1,095	-	1,125	1,150	-	1,190
	Canada	190	-	200	200	-	223
	Trinidad	300	-	330	280	-	315
	Other International	12	-	17	14	-	18
	Total	1,597	-	1,672	1,644	-	1,746

Crude Oil and Condensate Volumes (MBbld)
	United States	60.0	-	62.0	62.0	-	85.0
	Canada	6.0	-	7.0	7.0	-	9.0
	Trinidad	5.0	-	6.0	3.5	-	5.1
	Total	71.0	-	75.0	72.5	-	99.1

Natural Gas Liquids Volumes (MBbld)
	United States	25.5	-	31.0	25.0	-	34.0
	Canada	0.6	-	0.9	0.5	-	0.9
	Total	26.1	-	31.9	25.5	-	34.9

Natural Gas Equivalent Volumes (MMcfed)
	United States	1,608	-	1,683	1,672	-	1,904
	Canada	230	-	247	245	-	282
	Trinidad	330	-	366	301	-	346
	Other International	12	-	17	14	-	18
	Total	2,180	-	2,313	2,232	-	2,550

		ESTIMATED RANGES
		(Unaudited)
		2Q 2010			Full Year 2010
Operating Costs
Unit Costs ($/Mcfe)
	Lease and Well	$ 0.76	-	$ 0.85	$ 0.77	-	$ 0.82
	Transportation Costs	$ 0.39	-	$ 0.43	$ 0.39	-	$ 0.42
	Depreciation, Depletion and Amortization	$ 2.27	-	$ 2.35	$ 2.28	-	$ 2.38

Expenses ($MM)
Exploration, Dry Hole and Impairment		$ 175.0	-	$ 195.0	$ 525.0	-	$ 675.0
General and Administrative		$ 62.0		$ 70.0	$ 260.0		$ 290.0
Gathering and Processing		$ 14.5	-	$ 18.5	$ 53.0	-	$ 75.0
Capitalized Interest		$ 17.5	-	$ 21.5	$ 62.0	-	$ 88.0
Net Interest		$ 25.0	-	$ 30.0	$ 112.0	-	$ 130.0

Taxes Other Than Income (% of Revenue)		6.5%	-	7.5%	6.2%	-	7.0%

Income Taxes
Effective Rate		40%	-	50%	35%	-	45%
Current Taxes ($MM)		$ 50	-	$ 60	$ 185	-	$ 205

Capital Expenditures ($MM) - FY 2010 (Excluding Acquisitions)
Exploration, Development, Gathering, Processing and Other					Approximately		$ 5,100

Pricing - (Refer to Benchmark Commodity Pricing in text)
Natural Gas ($/Mcf)
	Differentials (include the effect of physical contracts)
	United States - below NYMEX Henry Hub	$ 0.12	-	$ 0.18	$ 0.10	-	$ 0.20
	Canada - below NYMEX Henry Hub	$ 0.15	-	$ 0.35	$ 0.25	-	$ 0.55

	Realizations
	Trinidad	$ 1.60	-	$ 2.60	$ 1.60	-	$ 2.60
	Other International	$ 3.00	-	$ 5.00	$ 3.00	-	$ 5.00

Crude Oil and Condensate ($/Bbl)
	Differentials
	United States - below WTI	$ 4.00	-	$ 9.00	$ 3.00	-	$ 6.25
	Canada - below WTI	$ 6.75	-	$ 8.75	$ 5.00	-	$ 8.00
	Trinidad - below WTI	$ 9.25	-	$ 12.75	$ 8.65	-	$ 12.75

Definitions
$/Bbl	U.S. Dollars per barrel
$/Mcf	U.S. Dollars per thousand cubic feet
$/Mcfe	U.S. Dollars per thousand cubic feet equivalent
$MM	U.S. Dollars in millions
MBbld	Thousand barrels per day
MMcfd	Million cubic feet per day
MMcfed	Million cubic feet equivalent per day
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF NET DEBT (NON-GAAP) AND TOTAL
CAPITALIZATION (NON-GAAP) AS USED IN THE CALCULATION OF
THE NET DEBT-TO-TOTAL CAPITALIZATION RATIO (NON-GAAP)
TO CURRENT AND LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP)
(Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

March 31,
2010

Total Stockholders' Equity - (a)	$10,165

Current and Long-Term Debt - (b)	2,797
Less: Cash	(230)
Net Debt (Non-GAAP) - (c)	2,567

Total Capitalization (GAAP) - (a) + (b)	$12,962

Total Capitalization (Non-GAAP) - (a) + (c)	$12,732

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	22%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	20%